Exhibit 99.(j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 28, 2014, in the Registration Statement (Form N-1A) of Direxion Funds (comprised of the Direxion Dynamic HY Bond Fund, Direxion Monthly S&P 500 Bull 2X Fund, Direxion Monthly S&P 500 Bear 2X Fund, Direxion Small Cap Bull 2X Fund, Direxion Small Cap Bear 2X Fund, Direxion Monthly NASDAQ-100 Bull 2X Fund, Direxion Monthly Emerging Markets Bull 2X Fund, Direxion Monthly Latin America Bull 2X Fund, Direxion Monthly China Bull 2X Fund, , Direxion Monthly Natural Resources Bull 2X Fund (formerly Direxion Monthly Commodity Bull 2X Fund), Direxion Monthly 7-10 Year Treasury Bull 2X Fund (formerly Direxion Monthly 10 Year Note Bull 2X Fund), and Direxion Monthly 7-10 Year Treasury Bear 2X Fund (formerly Direxion Monthly 10 Year Note Bear 2X Fund), and) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 153/154 under the Securities Act of 1933 (Registration No. 333- 28697).

/s/ Ernst & Young LLP

New York, New York
December 23, 2014